Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of PDC Energy, Inc. of our report dated February 26, 2020, relating to the financial statements of SRC Energy Inc. and subsidiaries appearing in the Current Report on Form 8-K of PDC Energy, Inc. dated June 5, 2020.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 25, 2020